As filed with the Securities and Exchange Commission on August 18, 1998
                                                     Registration No. 333-____

---------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                      Under the Securities Act of 1933

                                 ---------

                          SOLA INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

         Delaware                                     94-3189941
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)


                       2420 Sand Hill Road, Suite 200
                        Menlo Park, California 94025
        (Address of principal executive offices, including zip code)

                            AMENDED AND RESTATED
               1998 SOLA INTERNATIONAL INC. STOCK OPTION PLAN
                         (Full title of the plan)

                               John E. Heine
                          SOLA INTERNATIONAL INC.
                       2420 Sand Hill Road, Suite 200
                        Menlo Park, California 94025
                               (650) 324-6868
                    (Name, address and telephone number,
                 including area code, of agent for service)

                               CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                            Proposed Maximum      Proposed Maximum
Title of securities      Amount to be        offering price       aggregate offering       Amount of
  to be registered       registered            per share             price              registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock             1,690,000(1)         $16.59375(2)           $28,043,437.50(2)         $8,272.82(2)
($.01 par value)
-------------------------------------------------------------------------------------------------------------

(1) Plus such additional shares as may be made available in order to adjust to a change in capitalization.
(2) Estimated pursuant to Rules 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share is based upon a price of 16.59375 per share, the average of the high and low sales prices for the Company's common stock on August 17, 1998.

                              EXPLANATORY NOTE


          This Registration Statement on Form S-8 relates to an amendment and restatement of the Sola International Inc. Stock Option Plan which, among other things, increased the number of shares of common stock, par value $.01 per share (the "Common Stock"), which may be issued thereunder by 1,690,000 shares. The contents of the Company's Registration Statement on Form S-8 (File No. 33-93788), filed with the Securities and Exchange Commission on June 22, 1995, the contents of the Company's Registration Statement on Form S-8 (File No. 333-14749) filed with the Securities and Exchange Commission on October 24, 1996 and the contents of Amendment No. 1 to the Company's Registration Statement on Form S-8 (File No. 333-14749) filed with the Securities and Exchange Commission on December 17, 1996, are hereby incorporated by reference pursuant to Instruction E of Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 1,690,000 shares of common stock not previously registered.

        PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

          The following documents,  which are filed with the Securities and
Exchange   Commission  (the   "Commission"),   are   incorporated  in  this
Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

     (c) The description of the common stock of the Company, $.01 par value per share (the "Common Stock"), which is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contained in the Registration Statement on Form 8-A filed with the Commission on January 20, 1995, as amended by Amendment No. 1 to the Form 8-A which was filed with the Commission on February 17, 1995, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 33-87892) (originally filed on December 23,
1994), as amended, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          The  Registrant,  as a  Delaware  corporation,  is  empowered  by
Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Registrant or his serving at the request of the Registrant as a director, officer, employee or agent of another company or other entity. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrant's Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant of its directors and officers to the full extent permitted by the DGCL. Pursuant to Section 145 of the DGCL, the Registrant has purchased insurance on behalf of its present and former directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

          Pursuant to specific authority granted by Section 102 of the DGCL, the Registrant's Amended and Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

          "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

          In addition, the Company's Amended and Restated By-Laws provide for indemnification of directors and officers, including indemnification of directors and officers that are a party to a proceeding in whole or in part attributable to (a) the fact that he is or was a director or officer of the Company or was serving at the request of the Company or (b) anything done or not done by such person in any such capacity against losses if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

          The undersigned Registrant has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of any affiliate of the Registrant, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Registrant.

Item 7.   Exemption from Registration Claimed
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits
------    --------

Exhibit No.    Description of Exhibit
----------     ----------------------

4.1 Specimen Form of the Company's Common Stock Certificate (Filed as Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement (File No. 33-87892) on Form S-1 and incorporated herein by reference)
4.2 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ending March 31, 1995 and incorporated herein by reference)
4.3            Amended and Restated By-Laws of the Company (Filed as
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 1995 and incorporated herein by reference)
4.4            Sola Investors Inc. Stock Option Plan (Filed as Exhibit
               10.11 to the Company's Annual Report on Form 10-K for the Fiscal Year Ending March 31, 1994 and incorporated herein by reference)
4.5 Amendment Number 1 to the Sola Investors Inc. Stock Option Plan (Filed as Exhibit 10.21 to Amendment No. 3 to the Company's Registration Statement (File No. 33-87892) on Form S-1 and incorporated herein by reference)
4.6 Amended and Restated Sola International Inc. Stock Option Plan (Filed as Appendix A to the Proxy Statement of the Company, dated as of June 30, 1998, and incorporated herein by reference)
5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement
23.1           Consent of Fried, Frank, Harris, Shriver & Jacobson
               (included in Exhibit 5.1)
23.2           Consent of Ernst & Young LLP, Independent Auditors
24.1           Powers of Attorney


Item 9.   Undertakings
------    ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)    To  include  any   prospectus   required  by  Section
                      10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 18, 1998.

                                        SOLA INTERNATIONAL INC.


                                        By: /s/ Steven M. Neil
                                           --------------------------------
                                           Steven M. Neil
                                           Executive Vice President,
                                           Chief Financial Officer,
                                           Treasurer and Secretary


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                        Date
---------                                -----                        ----

            *                   Chairman of the Board           August 18, 1998
-----------------------------
Irving S. Shapiro


  /s/ John E. Heine             President and Chief
-----------------------------   Executive Officer               August 18, 1998
John E. Heine                   (Principal Executive
                                Officer), Director


  /s/ Steven M. Neil            Executive Vice President,       August 18, 1998
-----------------------------   Chief Financial Officer,
Steven M. Neil                  Treasurer and Secretary
                                (Principal Financial and
                                Accounting Officer)

            *                   Director                        August 18, 1998
-----------------------------
Maurice J. Cunniffe


            *                   Director                        August 18, 1998
-----------------------------
Douglas D. Danforth


            *                   Director                        August 18, 1998
-----------------------------
A. William Hamill


            *                   Director                        August 18, 1998
-----------------------------
Hamish Maxwell


            *                   Director                        August 18, 1998
-----------------------------
Jackson L. Schultz

*  By:  /s/ Steven M. Neil                                      August 18, 1998
       ------------------------------
       Steven M. Neil
       Attorney-in-Fact

                               EXHIBIT INDEX



   Exhibit No.                   Description of Exhibit
   -----------                   ----------------------

     4.1 Specimen Form of the Company's Common Stock Certificate (Filed as Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement (File No. 33-87892) on Form S-1 and incorporated herein by reference)

     4.2 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the Fiscal Year Ending March 31, 1995 and incorporated herein by reference)

     4.3       Amended  and  Restated  By-Laws  of the  Company  (Filed  as
               Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ending September 30, 1995 and incorporated herein by reference)

     4.4       Sola  Investors  Inc.  Stock  Option  Plan (Filed as Exhibit
               10.11 to the Company's Annual Report on Form 10-K for the Fiscal Year Ending March 31, 1994 and incorporated herein by reference)

     4.5 Amendment Number 1 to the Sola Investors Inc. Stock Option Plan (Filed as Exhibit 10.21 to Amendment No. 3 to the Company's Registration Statement (File No. 33-87892) on Form S-1 and incorporated herein by reference)

     4.6 Amended and Restated Sola International Inc. Stock Option Plan (Filed as Appendix A to the Proxy Statement of the Company, dated as of June 30, 1998, and incorporated herein by reference)

     5.1 Opinion of Fried, Frank, Harris, Shriver & Jacobson as to the validity of the shares of Common Stock covered by the Registration Statement

     23.1      Consent  of  Fried,  Frank,   Harris,   Shriver  &  Jacobson
               (included in Exhibit 5.1)

     23.2      Consent of Ernst & Young LLP, Independent Auditors

     24.1      Powers of Attorney